UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018 (May 23, 2018)

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Joseph W. White as Chief Financial Officer and Treasurer

On May 24, 2018, Molina Healthcare, Inc. (the “Company”) announced that Joseph W. White will retire from his position as the Company’s chief financial officer and treasurer, effective June 4, 2018. Mr. White’s last day of employment with the Company will be June 6, 2018.

In appreciation of Mr. White’s fifteen years of service to the Company and his exemplary leadership throughout a challenging period in 2017 as interim chief executive officer in connection with the Company’s transition to new management, as well as for transitional consulting services for one year, the Board of Directors of the Company is providing a departure arrangement payable to Mr. White upon his retirement for an amount in cash, less applicable withholding taxes, equal to $1,500,000.  In connection with this retirement, Mr. White will forfeit all of his unvested time-based and performance-based restricted stock and performance unit awards, which have an aggregate market value as of May 24, 2018 in excess of $7,000,000.

Appointment of Thomas L. Tran as Chief Financial Officer and Treasurer

On May 24, 2018, the Company announced that on May 23, 2018, the Board of Directors of the Company appointed Thomas L. Tran to become the Company’s chief financial officer and treasurer upon Mr. White’s retirement.  Mr. Tran will also serve as the Company’s principal financial officer for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Tran, age 61, joins the Company from Sentry Data Systems, where he served as its chief financial officer and chief operating officer.  From 2008 to 2014, Mr. Tran served as the chief financial officer of WellCare Health Plans.  From 2007 to 2008, he served as president, chief operating officer, and chief financial officer of CareGuide, Inc.  From 2005 to 2007, Mr. Tran served as chief financial officer of Uniprise, Inc., one of the principal operating businesses of UnitedHealth Group.  From 1998 to 2005, Mr. Tran served as chief financial officer of ConnectiCare, Inc.  Prior to that, Mr. Tran served as chief financial officer of Blue Cross Blue Shield of Massachusetts and as vice president of finance and controller of CIGNA Healthcare.

We believe Mr. Tran’s qualifications to serve as the Company’s chief financial officer and treasurer include his more than 35 years in the healthcare and insurance industry; as well as his experience serving as chief financial officer at Sentry Data Systems, WellCare Health Plans, Uniprise, ConnectiCare, and Blue Cross Blue Shield of Massachusetts, and Vice President of Finance of CIGNA Healthcare.

There is no family relationship between or among Mr. Tran and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.  Apart from the Offer Letter (as defined below), there are no arrangements or understandings between or among Mr. Tran and the Company or its officers or directors pursuant to which Mr. Tran was selected to be an executive officer of the Company, nor are there any transactions that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Thomas Tran Offer Letter

In connection with Mr. Tran’s appointment as chief financial officer of the Company, the Company entered into a letter agreement with Mr. Tran (the “Offer Letter”) on May 4, 2018, the terms of which are summarized below.

Salary and Annual Bonus.  Mr. Tran’s annual base salary will be $700,000.  The Compensation Committee of the Board will review and approve at least annually the compensation paid to Mr. Tran as recommended by Joseph M. Zubretsky, the Company’s president and chief executive officer.  Mr. Tran’s target bonus opportunity will be one hundred percent (100%) of his base salary then in effect, with a maximum payout of two hundred percent (200%) of his base salary then in effect.  Calendar year 2018 bonus performance measures will be based seventy percent (70%) on a fiscal year net income metric, and thirty percent (30%) on the discretion of the Compensation Committee.  Mr. Tran’s calendar year 2018 bonus opportunity will be prorated based on his start date.

Sign-On Long-Term Incentive Grant.  On his start date, Mr. Tran will be granted a long-term incentive award in the form of restricted stock units with a grant date value of $1,200,000 and a restricted stock award with a grant date value of $800,000.  The restricted stock units will be subject to performance-based vesting based on the cumulative net income for the three-year period ending December 31, 2020.  The restricted stock award will vest over a period of three (3) years from the date of grant in equal one-third installments on each annual anniversary of the grant date.

Long-Term Incentive Compensation.  For calendar year 2019, Mr. Tran will be eligible to receive a long-term incentive award with a grant date value equal to $1,300,000.  The award will be in the same form and structure of long-term incentive awards granted to the Company’s other named executive officers, all as determined by the Compensation Committee.

Severance Benefits.  Mr. Tran’s employment with the Company will be “at will” and, therefore, either the Company or Mr. Tran may terminate the employment relationship with or without cause.  However, if the Company terminates Mr. Tran’s employment without cause, he will be entitled to receive a severance payment equal to twelve (12) times his monthly base salary then in effect.  Furthermore, if Mr. Tran’s employment is terminated by the Company without cause within twenty-four (24) months following a change of control of the Company, Mr. Tran will be eligible to receive certain severance benefits pursuant to the Company’s Change in Control Severance Plan.

Noncompetition provision.  During the period of Mr. Tran’s employment, and for a period of one (1) year after termination of his employment for any reason, Mr. Tran has agreed not to, directly or indirectly, engage or participate in, or in any way render services or assistance to, any business that competes, directly or indirectly, with any product or services of the Company or any of its subsidiaries or affiliates within the United States.

Nonsolicitation provision.  During the period of Mr. Tran’s employment, and for a period of two (2) years after termination of his employment for any reason, Mr. Tran has agreed not to, directly or indirectly, solicit any employees of the Company.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release relating to Mr. White’s retirement from, and Mr. Tran’s appointment to, the position of chief financial officer and treasurer of the Company is attached hereto as Exhibit 99.1.

Note: The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description

10.1	Offer Letter, dated May 4, 2018, by and between Molina Healthcare, Inc. and Thomas L. Tran.
99.1	Press release dated May 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	May 24, 2018	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated May 4, 2018, by and between Molina Healthcare, Inc. and Thomas L. Tran.
99.1	Press release dated May 24, 2018.